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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Transocean Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 SUPPLEMENT TO PROXY STATEMENT
FOR ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.
MAY 13, 2011

        This Supplement to Proxy Statement is being furnished to the shareholders of Transocean Ltd. in connection with the solicitation of proxies by our Board of Directors for use in voting at our annual general meeting of shareholders. The annual general meeting will be held on May 13, 2011 at 4:00 p.m., Swiss time, at the Lorzensaal Cham, Dorfplatz 3, CH-6330 Cham, Switzerland.

        This Supplement to Proxy Statement supplements the Proxy Statement, dated April 1, 2011, previously made available to our shareholders in connection with the solicitation of proxies for use at the annual general meeting.

        This Supplement is being furnished to provide updated information related to the conditional Agenda Item 6 (Release and Allocation of Legal Reserve, Reserve From Capital Contributions, to Dividend Reserve From Capital Contributions; Dividend Distribution out of the Dividend Reserve From Capital Contributions). Approval of Agenda Item 6 would allow us to, among other things, pay a distribution to our shareholders out of additional paid-in capital ("APIC"). As described in the Proxy Statement, a vote by shareholders at the annual general meeting on Agenda Item 6 is contingent on shareholder approval of the proposals by the Board of Directors under Agenda Item 3 and Agenda Item 5.

        The Proxy Statement notes that, assuming Agenda Item 6 is approved by our shareholders, our Board of Directors expects that the four installment payment dates for the distribution will be set in June 2011, September 2011, December 2011 and March 2012. However, in light of Swiss political and legal developments related to, among other things, the tax treatment of distributions out of APIC since the date of the Proxy Statement that are described below, the Board could determine to pay the installments on a different or accelerated schedule, assuming Agenda Item 6 is approved by our shareholders. The Board's determination is expected to depend on, among other things, developments in the Swiss political and legal arenas, and we cannot assure you as to the ultimate schedule for any installment that is to be paid. It is important to note that, under Swiss law, a Swiss corporation is required to comply with a shareholder-approved resolution regarding the payment of a dividend; as such, only the timing of the installment payments would be subject to the discretion of the Board of Directors.

        As described in the Proxy Statement, on January 1, 2011, a new Swiss tax law regarding the distribution of APIC came into force. Under the new tax law, distributions of qualifying APIC in the form of a dividend are not currently subject to Swiss federal withholding tax. Following Swiss media reports that the Swiss Federal Tax Administration expects tax revenues for the current tax year to be significantly lower than in previous years because of, among other things, the withholding tax exemption, some members of the lower chamber of Swiss Parliament, the National Council, submitted motions seeking to change the new tax law with respect to distributions out of APIC and, in some cases, eliminate the withholding tax exemption entirely. Any such change or elimination would require the approval of the National Council and the upper chamber of Swiss Parliament, the Council of States, and would be subject to a popular referendum if a sufficient number of voters so request. The National Council rejected all of these motions on April 12, 2011. It is possible, however, that similar or other motions will be submitted in the upper chamber of Parliament, the Council of States, which would likely be voted on in the summer session of Parliament in the first half of June 2011, and that other proposals, including by the Swiss Federal Council, the Swiss executive government, regarding an amendment of the laws applicable to distributions out of APIC will be made in the future.

        In addition, a complaint with the Swiss Federal Supreme Court has been filed seeking to invalidate the 2008 popular referendum in Switzerland that, among other things, approved the withholding tax exemptions for distributions out of APIC. The complaint alleges that voters were not properly informed that the withholding tax exemption would lead to a significant reduction of Swiss federal and cantonal tax revenues and, therefore, had voters been properly informed, the outcome of the 2008 popular referendum may have been different. Furthermore, in a recently issued opinion on a complaint alleging the same issues as the one pending before the Swiss Federal Supreme Court, the government of the Canton of Zurich, while dismissing the complaint for procedural reasons, considered the official information published in connection with the 2008 popular referendum insufficient. The government of the Canton of Zurich forwarded the complaint to the Swiss Federal Council for it to consider whether the 2008 referendum should be repeated or other action should be taken.

        We cannot predict the ultimate outcome of these political and legal developments or the likelihood or timing of any change in Swiss law with respect to distributions out of APIC, and there can be no assurance that the outcome will not adversely affect us or our shareholders, in particular as a result of APIC distributions becoming subject to Swiss federal withholding tax. A negative outcome with respect to these matters could make distributions out of APIC that are exempt from Swiss federal withholding tax more difficult or result in our inability to pay distributions out of APIC that are exempt from the Swiss federal withholding tax.

        To be able to act in the best interest of our shareholders, we believe our Board of Directors should have the flexibility to accelerate or otherwise change the timing of the distribution installment payments, if shareholders approve Agenda Item 6. The Board may therefore determine that it is appropriate to make distributions out of APIC prior to the effectiveness of a change, if any, in Swiss law. Additionally, if Agenda Item 6 is approved by shareholders, we cannot assure you that any distributions out of APIC that we make will not ultimately be subject to Swiss withholding tax. Distributions that are not exempt from the Swiss withholding tax are generally subject to a Swiss federal withholding tax at a rate of 35%.

        This Supplement does not provide all of the information that is important to your decisions in voting at the annual general meeting. Additional information is contained in the Proxy Statement for our annual general meeting that was previously made available to our shareholders.

        Except as described above, this Supplement does not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement.

April 25, 2011

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SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF TRANSOCEAN LTD. MAY 13, 2011